EXHIBIT 23.09

INDEPENDENT AUDITORS’ CONSENT

I consent to the use in the Registration Statement of Whitney Information Network, Inc., on Form S-1, of my report dated January 19, 2001 on the financial statements of Whitney Information Network, Inc. appearing in the Prospectus, which is part of the Registration Statement.

I also consent to the reference to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/    Larry Legel

Larry Legel

May 27, 2003

Ft. Lauderdale, Florida